EXHIBIT 10.1

HORMEL

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(2005 Restatement)

First Effective January 1, 1976
As Amended and Restated Effective January 1, 2005

HORMEL
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2005 Restatement)

TABLE OF CONTENTS

Page

SECTION 1.	INTRODUCTION			1

	1.1.	Amendment and Restatement
		1.1.1.	Grandfathered Accrued Benefit
		1.1.2.	Non-Grandfathered Accrued Benefit
	1.2.	Unfunded Obligation

SECTION 2.	PLAN NAME			2

SECTION 3.	PARTICIPANTS			2

	3.1.	General Rule
	3.2.	Specific Exclusion

SECTION 4.	BENEFIT FOR PARTICIPANTS			2

	4.1.	General Amount Rule
	4.2.	Special Amount Rule
	4.3.	Time and Form of Payment
		4.3.1.	Time of Payment
		4.3.2.	Form of Payment
	4.4.	Forfeiture of Benefits

SECTION 5.	BENEFIT FOR BENEFICIARIES			6

	5.1.	Death Before Benefit Commencement
		5.1.1	General Amount Rule
		5.1.2.	Special Amount Rule
		5.1.3.	Time and Form of Payment
	5.2.	Death After Benefit Commencement

SECTION 6.	COMMUTATION TO LUMP SUM			8

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SECTION 7.	FUNDING			8

	7.1.	Funding
	7.2.	Hedging Investments
	7.3.	Consensual Creditor

SECTION 8.	GENERAL MATTERS			9

	8.1.	Amendment and Termination
	8.2.	ERISA Administrator
	8.3.	Limited Benefits
	8.4.	Spendthrift Provision
	8.5.	Service of Process
	8.6.	Plan Year
	8.7.	§ 162(m) Deferral

SECTION 9.	CLAIMS PROCEDURES			10

	9.1.	Determinations
	9.2.	Rules and Regulations
	9.3.	Method of Executing Instruments
	9.4.	Claims Procedure
		9.4.1.	Original Claim
		9.4.2.	Claims Review Procedure
		9.4.3.	General Rules
		9.4.4.	Deadline to File Claim
		9.4.5.	Exhaustion of Administrative Remedies
		9.4.6.	Deadline to File Legal Action
		9.4.7.	Knowledge of Fact by Participant Imputed to Beneficiary
	9.5.	Information Furnished by Participants

SECTION 10.	RULES OF CONSTRUCTION			13

	10.1.	Defined Terms
	10.2.	ERISA Status
	10.3.	IRC Status
	10.4.	Effect on Other Plans
	10.5.	Disqualification
	10.6.	Rules of Document Construction
	10.7.	References to Laws
	10.8.	Effect on Employment
	10.9.	Choice of Law

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HORMEL
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(2005 Restatement)

SECTION 1

INTRODUCTION

1.1.                                          Amendment and Restatement.  Hormel Foods Corporation, a Delaware corporation, (hereinafter the “Principal Sponsor”) heretofore, effective January 1, 1976, established a nonqualified plan of deferred compensation which is now known as the “Hormel Supplemental Executive Retirement Plan” (the “SERP”) and reserved to itself the right to amend the SERP from time to time.  The Principal Sponsor has heretofore amended the SERP on various occasions.  By adoption of this amended and restated document entitled “Hormel Supplemental Executive Retirement Plan (2005 Restatement),” the Principal Sponsor hereby further amends and restates the SERP in its entirety.  The provisions of this restatement, which are amended to comply with section 409A of the Internal Revenue Code (added by the American Jobs Creation Act of 2004), shall apply to:  (i) the portion of each Participant’s accrued benefit under Section 4 of this SERP which constitutes the Non-Grandfathered Accrued Benefit, and (ii) the benefit for a surviving spouse or beneficiary of a deceased Participant provided under Section 5 of this SERP.  The Participant’s Grandfathered Accrued Benefit shall continue to be governed under the terms of the 2002 Restatement, as amended by a First Amendment.  For this purpose, the terms Grandfathered Accrued Benefit and Non-Grandfathered Accrued Benefit shall have the following meanings:

1.1.1.                                                         Grandfathered Accrued Benefit.  The present value, as of December 31, 2004, of the amount of benefit to which the Participant would have been entitled under this SERP if the Participant voluntarily terminated services on December 31, 2004, and received a payment of the benefits with the maximum value available from this SERP on the earliest possible date allowed under this SERP.  The Grandfathered Accrued Benefit may increase to equal the present value of the benefit the Participant actually becomes entitled to, determined under the terms of the SERP as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or entitlement to benefits (other than Participant election with respect to the time or form of an available benefit).

1.1.2.                                                         Non-Grandfathered Accrued Benefit.  The portion of the Employee’s accrued benefit other than the Grandfathered Accrued Benefit.

1.2.                                          Unfunded Obligation.  The obligation of the Principal Sponsor to make payments under this SERP constitutes only the unsecured (but legally enforceable) promise of the Principal Sponsor to make such payments.  The Participant shall have no lien, prior claim or other security interest in any property of the Principal Sponsor.  If a fund is established by the Principal Sponsor in connection with this SERP, the property therein shall remain the sole and exclusive property of the Principal Sponsor.  The Principal Sponsor will pay the cost of this SERP out of its general assets.

SECTION 2

PLAN NAME

This employee benefit plan shall be referred to as the “Hormel Supplemental Executive Retirement Plan” (the “SERP”).  This document, as distinguished from the plan maintained pursuant to this document, shall be referred to as the “Hormel Supplemental Executive Retirement Plan (2005 Restatement)”  (the “SERP document”).

SECTION 3

PARTICIPANTS

3.1.                                          General Rule.  The individuals eligible to participate in and receive benefits under this SERP (i.e., to be “Participants” under this SERP) are those individuals who are, on or after November 1, 1988, employees of the Principal Sponsor who are, on or after November 1, 1988, participants in the tax qualified, defined benefit, pension plan now known as the Hormel Foods Corporation Salaried Employees’ Pension Plan (the “Pension Plan”) and who are, on or after January 1, 1976, actively employed by the Principal Sponsor.  Any employee who has become a Participant in the SERP shall continue as a Participant until all benefits due under the SERP have been paid (or forfeited) without regard to whether he continues as a participant in the Pension Plan or an active employee.

3.2.                                          Specific Exclusion.  Notwithstanding anything apparently to the contrary in this SERP or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this SERP, develop benefits under this SERP or be entitled to receive benefits under this SERP (either for himself or his survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA).  If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this SERP at any time. If any person not so defined has been erroneously treated as a  Participant in this SERP, upon discovery of such error such person’s erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse the Principal Sponsor for all amounts erroneously paid to him or her.

SECTION 4

BENEFIT FOR PARTICIPANTS

4.1.                                          General Amount Rule.  This SERP shall pay to Participants the excess, if any, of the amount, if any, determined in “(a)” below over the amount, if any, determined in “(b)” below.

(a)                                                                      There shall be determined the amount which would have been payable to the Participant under the formula and rules of the Pension Plan (as the Pension Plan exists on the date as of which such amount is determined) but determined:

(i)                                     without regard to the benefit limitations under section 415 of the Code; and

(ii)                                  without regard to the compensation limitation of section 401(a)(17) of the Code; and

(iii)                               in the case of a Participant who is both an officer and a member of the Executive Committee on or after December 13, 1989 and who retires on an early retirement pension under the Pension Plan and after completing thirty (30) years of participation in the Pension Plan, as if there were no reduction in benefits for early commencement; and

(iv)                              in the case of a Participant who is both an officer and a member of the Executive Committee on or after May 22, 1989, as if the thirty-five (35) years of Benefit Service maximum did not apply; and

(v)                                 including, when it would otherwise have been paid, income deferred under any nonqualified, unfunded, elective deferred compensation plan maintained by the Principal Sponsor; and

(vi)                              including each long term incentive plan award earned prior to October 29, 2006; provided, however, that if the long term incentive plan award is earned with respect to a period longer than one (1) year, the long term incentive plan award will be included as if it had been earned and received ratably over the period with respect to which it was earned; and

(vii)                           including, when awarded, the fair market value of stock awarded under all restricted stock plans as compensation for pension accrual purposes; and

(viii)                        recognizing as Eligibility Service, Benefit Service or as Vesting Service or both periods that are required to be recognized for purposes of this SERP pursuant to a separate written agreement between the Principal Sponsor and the Participant and by including in Compensation and in Average Monthly Compensation amounts that are required to be included pursuant to a separate written agreement between the Principal Sponsor and the Participant (and in either such case, the separate written agreement shall be signed on behalf of the Principal Sponsor by a member of the Board of Directors who is not a Participant in this SERP).

(b)                                                                     There shall be determined the amount actually payable to the Participant from the Pension Plan.

4.2.                                          Special Amount Rule.  In the case of any Participant who either:

(a)                                                                      had annual earnings in excess of Seventy-Five Thousand Dollars ($75,000) from the Principal Sponsor as of December 31, 1989, and had attained age fifty-five (55) years as of October 28, 1989, or

(b)                                                                     had annual earnings in excess of One Hundred Thousand Dollars ($100,000) from the Principal Sponsor as of December 31, 1989, and had attained age fifty (50) years as of October 28, 1989, the amount determined under Section 4.1(a) above shall be determined under the formula and rules of the Pension Plan as it existed on October 28, 1989 (disregarding any subsequent amendments but taking into account the Participant’s subsequent compensation and service) but only if the resulting amount would be greater than the amount determined under Section 4.1(a).

4.3.                                          Time and Form of Payment.  This benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) shall be paid to the Participant directly from the general assets of the Principal Sponsor.

4.3.1.                                                         Time of Payment.  Payment shall commence upon any one of the following events (the “Benefit Commencement Date”) as selected by the Participant within thirty (30) days of commencement of participation in the Plan (or, in accordance with transition rules under section 409A of the Internal Revenue Code, in the case of an individual who was a Participant before January 1, 2007, on or prior to December 31, 2006):

(a)                                                                      the later of the first of the calendar month following attainment of age sixty (60) or the first of the month following separation from service (as that term is defined under Section 409A of the Internal Revenue Code);

(b)                                                                     the later of the first of the calendar month following attainment of age sixty-two (62) or the first of the month following separation from service; or

(c)                                                                      the first of the calendar month following separation from service.

Notwithstanding the foregoing, with respect to any distribution made on account of separation from service to a Participant who is a key employee (as defined under section 409A of the Internal Revenue Code and regulations thereunder), such Participant’s Benefit Distribution Date shall be the earlier of:  the date that is six (6) months after the Participant’s separation from service, or the date of the Participant’s death.  Payment shall be deemed paid as of the Benefit Distribution Date if it is made no later than the last day of the calendar year in which occurs the Benefit Distribution Date, or if later, the 15th day of the third calendar month following the Benefit Distribution Date.

4.3.2.                                                         Form of Payment.  In the absence of an affirmative written election to the contrary, payment shall be made in the applicable presumptive form of a life annuity (either the Single Life Annuity form or the Qualified Joint and Survivor Life Annuity form), as if such benefit had been paid directly from the Pension Plan pursuant to Section 4.2 of such Plan regarding presumptive forms.  Notwithstanding the foregoing:

(a)                                                                      Optional Forms of Annuity.  Before any payment has commenced, a Participant may elect to change the form of payment from one type of life annuity to another to the extent permitted under the Pension Plan, and further provided that the annuities are actuarially equivalent applying reasonable actuarial assumptions as permitted under section 409A of the Internal Revenue Code.

(b)                                                                     Lump Sum (Gary Ray and Michael McCoy).   Notwithstanding the foregoing, the benefits payable to or with respect to Gary Ray and Michael McCoy under this SERP shall be paid in an actuarially equivalent single lump sum cash payment.  The payment of a lump sum to a Participant shall completely extinguish all other payments that may be due under this SERP to any other person.

(c)                                                                      Small Amounts.  If the actuarially equivalent present value of the Participant’s benefits at separation from service is not more than Five Thousand Dollars ($5,000), that present value shall be paid in a single lump sum.  The payment of a lump sum to a Participant shall completely extinguish all other payments that may be due under this SERP to any other person.

4.4.                                          Forfeiture of Benefits.  All unpaid benefits payable under this SERP to or with respect to a Participant, shall be permanently forfeited upon the determination by the Compensation Committee of the Board of Directors of the Principal Sponsor that the Participant, either before or after termination of employment:

(a)                                                                      engaged in a felonious or fraudulent conduct resulting in material harm to the Principal Sponsor or an affiliate; or

(b)                                                                     made an unauthorized disclosure to a competitor of any material confidential information, trade information, or trade secrets of the Principal Sponsor or an affiliate; or

(c)                                                                      provided the Principal Sponsor or an affiliate with materially false reports concerning his or her business interests or employment; or

(d)                                                                     made materially false representations which are relied upon by the Principal Sponsor or an affiliate in furnishing information to shareholders, auditors, or any regulatory or governmental body; or

(e)                                                                      maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by the Participant to the Principal Sponsor or an affiliate; or

(f)                                                                        engaged in reckless or grossly negligent activity toward the Principal Sponsor or an affiliate which is admitted or judicially proven and which results in significant harm to the Principal Sponsor or an affiliate; or

(g)                                                                     engaged during his or her employment or during a period of two (2) years after the termination of his or her employment in any employment or self-employment with a competitor of the Principal Sponsor or an affiliate within the geographical area which is then served by the Principal Sponsor or an affiliate.

Any dispute arising under or with respect to this Section shall be subject to the claims procedure set forth in Section 9.

SECTION 5

BENEFIT FOR BENEFICIARIES

5.1.                                          Death Before Benefit Commencement.

5.1.1.                                                         General Amount Rule.  This SERP shall pay to the surviving spouse or other beneficiary of a Participant the excess, if any, of the amount, if any, determined in “(a)” below over the amount, if any, determined in “(b)” below.

(a)                                                                      There shall be determined the amount which would have been payable with respect to the Participant under the formula and rules of the Pension Plan (as the Pension Plan exists on the date as of which such amount is determined) but determined:

(i)                                     without regard to the benefit limitations of section 415 of the Code; and

(ii)                                  without regard to the compensation limitation of section 401(a)(17) of the Code; and

(iii)                               in the case of a Participant who is both an officer and a member of the Executive Committee on or after December 13, 1989 and who dies after the earliest date he could have retired on an early retirement pension under the Pension Plan (without regard to whether he has or has not retired) and after completing at least thirty (30) years of participation in the Pension Plan, as if there were no reduction in benefits for early commencement; and

(iv)                              in the case of a Participant who is both an officer and a member of the Executive Committee on or after May 22, 1989, as if the thirty-five (35) years of Benefit Service maximum did not apply; and

(v)                                 including, when it would otherwise have been paid, income deferred under any nonqualified, unfunded, elective deferred compensation plan maintained by the Principal Sponsor; and

(vi)                              including, once earned, each long term incentive plan award; provided, however, that if the long term incentive plan award is earned with respect to a period longer than one (1) year, the long term incentive plan award will be included as if it had been earned and received ratably over the period with respect to which it was earned; and

(vii)                           including, when awarded, the fair market value of stock awarded under all restricted stock plans as compensation for pension accrual purposes; and

(viii)                        recognizing as Eligibility Service, Benefit Service or as Vesting Service or both periods that are required to be recognized for purposes of this SERP pursuant to a separate written agreement between the Principal Sponsor and the Participant and by including in Compensation and in Average Monthly Compensation amounts that are required to be included pursuant to a separate written agreement between the Principal Sponsor and the Participant (and in either such case, the separate written agreement shall be signed on behalf of the Principal Sponsor by a member of the Board of Directors who is not a Participant in this SERP).

(b)                                                                     There shall be determined the amount actually payable with respect to the Participant from the Pension Plan.

5.1.2.                                                         Special Amount Rule.  In the case of any Participant who either:

(a)                                                                      had annual earnings in excess of Seventy-Five Thousand Dollars ($75,000) from the Principal Sponsor as of December 31, 1989, and had attained age fifty-five (55) years as of October 28, 1989, or

(b)                                                                     had annual earnings in excess of One Hundred Thousand Dollars ($100,000) from the Principal Sponsor as of December 31, 1989, and had attained age fifty (50) years as of October 28, 1989, the amount determined under Section 5.1.1(a) above shall be determined under the formula and rules of the Pension Plan as it existed on October 28, 1989 (disregarding any subsequent amendments but taking into account the Participant’s subsequent compensation and service) but only if the resulting amount would be greater than the amount determined under Section 5.1.1(a).

5.1.3.                                                         Time and Form of Payment.  Payment shall commence upon the first of the calendar month following the Participant’s death.  Payment shall be made to the surviving spouse (or such other designated beneficiary, if applicable) in the Survivor Annuity form as provided under Section 4.2 of the Pension Plan, as if the Participant separated from service on the date of death for reasons other than death, elected to commence receipt of the Participant’s benefit in the Survivor Annuity form (upon the first of the calendar month following separation) and then immediately died.

5.2.                                          Death After Benefit Commencement.  The only death benefits which shall be payable under this SERP upon the death of a Participant after the Participant’s separation from service and after payment of benefits under this SERP has commenced to the Participant shall be the unpaid installments of annuity, if any, which are to be continued under the form of pension which the Participant has elected under the provisions of Section 4 hereof or which are provided automatically in the absence of the Participant’s affirmative election.

SECTION 6

COMMUTATION TO LUMP SUM

Notwithstanding the foregoing, to the extent permissible under Section 409A of the Internal Revenue Code and related Treasury regulations and guidance, if there is a termination of the SERP with respect to all Participants, the Principal Sponsor shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to immediately pay all benefits in a lump sum following such termination of the SERP.  The payment of a lump sum to a Participant under the foregoing provisions of this Section 6 shall completely extinguish all other payments that may be due under this SERP to any other person.

SECTION 7

FUNDING

7.1.                                          Funding.  The obligation of the Principal Sponsor to make payments under this SERP constitutes only the unsecured (but legally enforceable) promise of the Principal Sponsor to make such payments.  The Participant shall have no lien, prior claim or other security interest in any property of the Principal Sponsor.  If a fund is established by the Principal Sponsor in connection with this SERP, the property therein shall remain the sole and exclusive property of the Principal Sponsor.  The Principal Sponsor will pay the cost of this SERP out of its general assets.

7.2.                                          Hedging Investments.  If the Principal Sponsor elects to finance all or a portion of its costs in connection with this SERP through the purchase of life insurance or other investments, each Participant agrees, as a condition of participation in this SERP, to cooperate with the Principal Sponsor in the purchase of such investment to any extent reasonably required by the Principal Sponsor and relinquishes any claim he may have either for himself or any beneficiary to the proceeds of any such investment or any other rights or interests in such investment.  If a Participant fails or refuses to cooperate, then notwithstanding any other provision of this SERP the Principal Sponsor may immediately and irrevocably terminate and forfeit all benefits payable to or with respect to the Participant under this SERP.

7.3.                                          Consensual Creditor.  Neither the Principal Sponsor’s officers nor any member of its Board of Directors in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to the Participants.  The Participants entitled at any time to payments hereunder shall look solely to the assets of the Principal Sponsor for such payments as an unsecured, general creditor.  After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, the Participant shall have no further right or interest in the other assets of the Principal Sponsor in connection with this SERP.  Neither the Principal Sponsor nor any of its officers nor any member of its Board of Directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this SERP by reason of the insolvency of the Principal Sponsor.

SECTION 8

GENERAL MATTERS

8.1.                                          Amendment and Termination.  The Board of Directors of the Principal Sponsor may unilaterally amend this SERP document prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this SERP and may likewise terminate the benefits of this SERP both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action; provided, however, that such amendment or termination shall not be effective with respect to a Participant who was both an officer and a member of the Executive Committee on or after May 22, 1989 without the written consent of such Participant.  The Compensation Committee may act for the Board of Directors to amend this SERP document.

8.2.                                          ERISA Administrator.  The Principal Sponsor shall be the plan administrator of this SERP.

8.3.                                          Limited Benefits.  This SERP shall not provide any benefits with respect to any defined contribution plan.  This SERP shall not alter, enlarge or diminish any person’s employment rights or rights or obligations under the Pension Plan.

8.4.                                          Spendthrift Provision.  No Participant, surviving spouse, joint or contingent annuitant or beneficiary shall have the power to transmit, assign, alienate, dispose of, pledge or encumber any benefit payable under this SERP before its actual payment to such person.  the Principal Sponsor shall not recognize any such effort to convey any interest under this SERP.  No benefit payable under this SERP shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person.

8.5.                                          Service of Process.  In the absence of any designation to the contrary by the Principal Sponsor, the Secretary of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the SERP in any legal proceeding, including arbitration, involving the SERP.

8.6.                                          Plan Year.  The plan year for this SERP shall be the fiscal period of fifty-two (52) or fifty-three (53) weeks ending on the last Saturday in October of each year.

8.7.                                          § 162(m) Deferral.  Payment will be delayed if the Principal Sponsor reasonably anticipates that the Principal Sponsor’s deduction with respect to such payment otherwise would be limited or eliminated by application of section 162(m) of the Internal Revenue Code; provided that payment shall be made at the earliest date at which the Principal Sponsor reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of section 162(m) of the Internal Revenue Code.

SECTION 9

CLAIMS PROCEDURES

9.1.                                          Determinations.  The Compensation Committee shall make such determinations as may be required from time to time in the administration of the SERP.  The Compensation Committee shall have the sole discretion, authority and responsibility to interpret and construe the SERP and the plan document and to determine all factual and legal questions under the SERP, including but not limited to the entitlement of employees, Participants and beneficiaries and the amounts of their respective interests.  Benefits under the SERP will be paid only if the Compensation Committee decides in its discretion that an employee, Participant or Beneficiary is entitled to them.  All interested parties may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

9.2.                                          Rules and Regulations.  Any rule not in conflict or at variance with the provisions hereof may be adopted by the Compensation Committee.

9.3.                                          Method of Executing Instruments.  Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor or an affiliate or the Compensation Committee pursuant to any provision of this SERP may be signed in the name of the Principal Sponsor or an affiliate by any officer or by any employee who has been authorized to make such certification or to give such notices or consents or by any Compensation Committee member.

9.4.                                          Claims Procedure.  Until modified by the Compensation Committee, the claims procedure set forth in this Section shall be the claims procedure for the resolution of disputes and disposition of claims arising under the SERP.  An application for a distribution or benefits under Section 4 or Section 5 shall be considered as a claim for the purposes of this Section.

9.4.1.                                                         Original Claim.  Any employee, former employee, or beneficiary of such employee or former employee may, if the employee, former employee or beneficiary so desires, file with the Compensation Committee a written claim for benefits under the SERP.  Within ninety (90) days after the filing of such a claim, the Compensation Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim.  If the claim is denied in whole or in part, the Compensation Committee shall state in writing:

(a)                                                                      the specific reasons for the denial,

(b)                                                                     the specific references to the pertinent provisions of this SERP on which the denial is based,

(c)                                                                      a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(d)                                                                     an explanation of the claims review procedure set forth in this Section.

9.4.2.                                                         Claims Review Procedure.  Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Compensation Committee a written request for a review and may, in conjunction therewith, submit written issues and comments.  Within sixty (60) days after the filing of such a request for review, the Compensation Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

9.4.3.                                                         General Rules.

(a)                                                                      No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure.  The Compensation Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Compensation Committee upon request.

(b)                                                                     All decisions on claims and on requests for a review of denied claims shall be made by the Compensation Committee unless delegated.

(c)                                                                      The Compensation Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)                                                                     Claimants may be represented by a lawyer or other representative at their own expense, but the Compensation Committee reserves the right to require the claimant to furnish written authorization.  A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(e)                                                                      The decision of the Compensation Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing.  If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)                                                                        Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant’s representative shall have a reasonable opportunity to review a copy of SERP plan document and all other pertinent documents in the possession of the Principal Sponsor and the Compensation Committee.

9.4.4.                                                         Deadline to File Claim.  To be considered timely under the SERP’s claim and review procedure, a claim must be filed with the Compensation Committee within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

9.4.5.                                                         Exhaustion of Administrative Remedies.  The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this SERP.  As to such claims and disputes:

(a)                                                                      no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the SERP under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety, and

(b)                                                                     in any such legal action all explicit and all implicit determinations by the Compensation Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

9.4.6.                                                         Deadline to File Legal Action.  No legal action to recover SERP benefits or to enforce or clarify rights under the SERP under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this SERP unless the legal action is commenced in the proper forum before the earlier of:

(a)                                                                      thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(b)                                                                     six (6) months after the claimant has exhausted the claim and review procedure.

9.4.7.                                                         Knowledge of Fact by Participant Imputed to Beneficiary.  Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

9.5.                                          Information Furnished by Participants.  Neither the Principal Sponsor nor the Compensation Committee shall be liable or responsible for any error in the computation of the benefit of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Principal Sponsor or the Compensation Committee and used by them in determining the Participant’s benefit.  Neither the Principal Sponsor nor the Compensation Committee shall be obligated or required to increase the benefit of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant.  However, the benefit of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth.  Any reduction of an benefit shall be retained in the SERP and used to reduce the next succeeding contribution of the Principal Sponsor to the SERP.

SECTION 10

RULES OF CONSTRUCTION

10.1.                                    Defined Terms.  Words and phrases used in this SERP with initial capital letters, which are defined in the Pension Plan documents and which are not separately defined in this SERP shall have the same meaning ascribed to them in the Pension Plan documents unless in the context in which they are used it would be clearly inappropriate to do so.

10.2.                                    ERISA Status.  This SERP is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA.  Each provision shall be interpreted and administered accordingly.

10.3.                                    IRC Status.  This SERP is intended to be a nonqualified deferred compensation arrangement.  The rules of section 401(a) et. seq. of the Code shall not apply to this SERP.  The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this SERP.

10.4.                                    Effect on Other Plans.  This SERP shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under the Pension Plan or any other plan.  It is specifically contemplated that the Pension Plan will, from time to time, be amended and possibly terminated.  All such amendments and termination shall be given effect under this SERP (it being expressly intended that except as expressly provided in Section 4.2 and Section 5.2 this SERP shall not lock in the benefit structures of the Pension Plan as they exist at the adoption of this SERP or upon the commencement of participation or commencement of benefits by any Participant).

10.5.                                    Disqualification.  Notwithstanding any other provision of this SERP or any election or designation made under the SERP, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this SERP and all elections and designations made under this SERP to have died before such Participant.  A final judgment of conviction of felonious and intentional killing is conclusive for this purpose.  In the absence of a conviction of felonious and intentional killing, the Principal Sponsor shall determine whether the killing was felonious and intentional for this purpose.

10.6.                                    Rules of Document Construction.  Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire SERP and not to any particular paragraph or Section of this SERP unless the context clearly indicates to the contrary.  The titles given to the various Sections of this SERP are inserted for convenience of reference only and are not part of this SERP, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.  If, under the rules of this SERP, an election, form or other document must be filed with or received by the Principal Sponsor or other person, it must be actually received to be effective.  The determination of whether or when an election, form or other document has been received by the Principal Sponsor or other person shall be made by the Principal Sponsor on the basis of what documents are acknowledged by the Principal Sponsor or other person to be in its actual possession without regard to any “mailbox rule” of similar rule of evidence.  The absence of a document in the

Principal Sponsor’s or other person’s records and files shall be conclusive and binding proof that the document was not received.  Notwithstanding any thing apparently to the contrary contained in this SERP document, the SERP document shall be construed and administered to prevent the duplication of benefits provided under this SERP and any other qualified or nonqualified plan maintained in whole or in part by the Principal Sponsor.

10.7.                                    References to Laws.  Any reference in this SERP to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

10.8.                                    Effect on Employment.  Neither the terms of this SERP nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee.  The Principal Sponsor shall not be obliged to continue the SERP.  The terms of this SERP shall not give any employee the right to be retained in the employment of the Principal Sponsor.

10.9.                                    Choice of Law.  This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.